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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the use in Registration Statement No. 333-40975 of LASER Mortgage Management, Inc. of our report dated September 26, 1997, except for
Note 5, dated November 7, 1997, Note 6, dated November 25, 1997 and to the reference to us under the heading "EXPERTS" both of which are included in the Prospectus, which is also included in such Registration Statement.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
New York, New York



January 12, 1998